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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                Alumitech, Inc.
                          Alumitech of Cleveland, Inc.
                           Alumitech of Wabash, Inc.
                              AWT Properties, Inc.
                        Alumitech of West Virginia, Inc.
                            ETS Schaefer Corporation
                            Longhorn Holdings, Inc.
                          Suzorite Mica Products Inc.
                        Suzorite Mineral Products, Inc.
                            The Feldspar Corporation
                            Zemex Attapulgite, LLC.
                        Zemex Industrial Minerals, Inc.
                             Zemex Mica Corporation
                             Zemex U.S. Corporation